Exhibit 99.1

Exhibit “A”

Cloud 9 Games Inventory

Assembled Items (Ready to Ship):		Sale Price	Value
JAMband	732	49.95	36,563.40
Heavenly Harmony Gold	205	44.95	9214.75
Heavenly Harmony Gold-Retail Microphones	320	29.95	9584
Christian Rock Expansion Pack	400	24.95	9980
Solomon Says Bible Trivia: Anything Goes (Boxed)	95	19.95	1895.25
Solomon Says Bible Trivia: Anything Goes (DVD)	11	19.95	219.45
Solomon Says Bible Trivia: Amazing Animals (Boxed)	15	19.95	299.25
Solomon Says Bible Trivia: Amazing Animals (DVD)	13	19.95	259.35
Headsets	125	17.95	2243.75

Components To Make Shippable Products:
Heavenly Harmony boxes	300
Box inserts	300+
Heaven Harmony DVD pads	400+
Heavenly Harmony CDs	400+
Instructions/Ad	500+	?
3.5 mm microphones	500
Minimum shippable (*microphone adapters still needed)	300	29.95	*8985

Heavenly Harmony Gold boxes	1000
Box inserts	2700+
Heavenly Harmony Gold DVD/Pads/CDs assembled	1500
Heaven Harmony Gold DVD pads	1000+
Heavenly Harmony Gold CDs		?
Instructions/Ad	500+	?
Heavenly Harmony Gold ISB Microphones	2700
Minimum shippable:	2700	44.95	121,365

Christian Rock DVD pads	1000
Christian Rock CDs	200
DVD Cases (blank)	200
Minimum shippable:	200	24.95	4990

Christmas Classics DVD pads	3000
Christmas Classics CDs	40	?
DVD cases (blank)	40
Minimum shippable:	40	19.95	798

Contemporary Christian DVD pads	1500
Contemporary Christian CDs	40	?
DVD cases (blank)	40
Minimum shippable:	40	24.95	998

DVD cases (blank) for any of the above products	1100	$25/box of 100	275